UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2006

FREEDOM FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51286	43-1647559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3058 East Elm Street, Springfield, MO 65802
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (417) 866-6600

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01	Other Items

On January 25, 2006, the Trust Supervision Committee of the Freedom Financial Group I Statutory Trust filed a Motion to Reopen Case with the United States Bankruptcy Court for the District of Arizona, regarding the bankruptcy case of Stevens Financial Group, Inc. (predecessor in interest to Freedom Financial Group, Inc.), pursuant to 11 U.S.C. sec. 350(b) and Fed. R. Bankr. P. 5010.  Concurrently therewith, the Trust Supervision Committee filed a Motion for Declaratory Relief seeking the Court's Declaratory Judgment resolving any ambiguity which may exist under the October 31, 2001 Plan of Reorganization and other operative documents regarding conversion of the Preferred Stock of Freedom Financial Group, Inc. A copy of the Motion for Declaratory Relief was filed with the United States Securities and Exchange Commission on a Form 8-K on January 30, 2006.

On March 27, 2006, the Bankruptcy Court issued an order on the Motion for Declaratory Relief. In its Order, although noting that it makes “compelling economic sense” to convert the Company’s outstanding preferred stock into common stock, the Bankruptcy Court determined that the Trust Supervision Committee lacks the power to convert the Company’s outstanding preferred stock into common stock without a majority vote of the Trust’s beneficiaries (the Trust Certificate holders). The Company’s Board of Directors is in the process of determining the Company’s options in light of this Order.

A copy of the Bankruptcy Court Order is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
1	Bankruptcy Court Order

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM FINANCIAL GROUP, INC.

Date: March 29, 2006	By:	/s/ Jerald L. Fenstermaker
President and Chief Executive Officer